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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

MY CATALOGS ONLINE, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-163439	26-4170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 740-2288

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 8.01  Other Events

On October 18, 2012, a non-binding Term Sheet (the “Term Sheet”) was entered into by My Catalogs Online, Inc. (“Catalogs”), a corporation formed under the laws of the State of Nevada and Bright Mountain Holdings, Inc., a corporation formed under the laws of the State of Florida (“Bright Mountain”).  Pursuant to the Term Sheet, the parties outline the proposed framework for a possible reverse triangular merger transaction. The transaction, among other things, is contingent upon the execution of a definitive agreement, due diligence, and board and shareholder approval.

Pursuant to the Term Sheet, a Nevada corporation will be formed as a wholly-owned subsidiary of Catalogs (the “Merger Sub”), and that Catalogs will then acquire all the shares of capital stock of Bright Mountain pursuant to a proposed merger of Bright Mountain with and into the Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of Catalogs.  At closing, Catalogs will issue approximately 26,339,320 new common shares, or such an amount that represents 95% of the total issued and outstanding shares of the post-closing shares.  In the proposed merger, 100% of the Bright Mountain shares will be exchanged for Catalogs common shares, at approximately 1.85 Catalogs shares for each Bright Mountain share.  The post-merger company will then issue an additional 200,000 shares consisting of 150,000 to Jerrold Burden and 50,000 to Ron Teblum, in full and final payment of any shareholder debt held by them on Catalogs books prior to closing.  All shareholders holding more than 5% of the Catalogs shares prior to closing will be required to execute a shareholder and hold harmless agreement, the substance of which will be determined under  the Definitive Agreement.

The Term Sheet contemplates that the parties will enter into a Definitive Agreement, containing standard warranties and representations,  on or before November 30, 2012, after completion of the parties due diligence, with closing to occur as soon thereafter as possible.  Prior to the closing under a Definitive Agreement, Catalogs has agreed to cause a 10-for-1 reverse split of its common stock, change its name to Bright Mountain Holdings, Inc., request a new trading symbol and undertake such actions as are necessary under Section 12(g) and/or 15(d) of the Securities Exchange Act of 1934, including the filing of an information statement under Section 14c.

At the closing, the current directors and executive officers of Catalogs will resign, with Jerrold Burden appointing replacement a Board of Directors, prior to his resignation that will consist of Kip Speyer, Greg Stepic, Todd Speyer and Todd Davenport, after which time Mr. Burden will resign all positions held with Catalogs.

As a result of the proposed Merger, if consummated, Bright Mountain Shareholders will become the majority owners of the outstanding shares of the Company.

It is a condition precedent to the Closing that (a) the Company be current in its filing obligations with the Securities and Exchange Commission;  (b) that all debt obligations of the Company, aside from $15,000 to be paid by Bright Mountain at Closing, and the debt due to Burden and Teblum which is being exchanged for stock, shall be extinguished; (c) Bright Mountain shall have obtained acceptable equity financing on or before November 30, 2012; and (d) shareholders of both Companies must consent, as required.

The Term Sheet is attached to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits

	Exhibit	Description

	10.1	Summary of Terms of Proposed Merger dated October 18, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY CATALOGS ONLINE, Inc.

Dated: October 22, 2012	/s/ Ronald Teblum
RONALD TEBLUM, CEO